Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 333-157446, 333-142536, 333-137292, 333-102787 and 333-53574 on Form S-8 pertaining to the Time Warner Savings Plan (the “Plan”) of Time Warner Inc. of our report dated June 25, 2010, with respect to the financial statements and supplemental schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.
Ernst & Young LLP

/s/  Ernst & Young LLP
New York, New York
June 25, 2010